Exhibit 99.1

Behringer Harvard Opportunity REIT I, Inc. 2012 First Quarter Update Tanglewood at Voss, Houston, TX

To Listen to Today’s Call To listen to today’s call: Dial: 877-312-3928 Conference ID: 26445437 (Only the slide presentation is available online during the call)

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; impairment charges; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com To Listen to Today’s Call: Dial: 877-312-3928 Conference ID: 26445437 (Only the slide presentation is available online for this call)

Agenda Economic Overview Noteworthy Items Financial Review Asset Updates Questions Becket House, London, UK

Recovery is Not Robust GDP growth, but historically weak 2.2% (prelim.) in Q1 2012 vs 1.7% for FY 2011 Unemployment rate improved to 8.1% 4-week avg. of jobless claims fell slightly to 375,000 But, labor force participation is only 63.6% 12.5 million people unemployed Headwinds Remain European sovereign debt crisis unresolved 11 European countries have returned to recession Uncertainty of global economy Growing deficit Northborough Tower, Houston, TX

Noteworthy Items Recent Successes: Sold interest in 800 Building at Santa Clara for $12.4 million Sold 700/750 Buildings at Santa Clara. Expect net proceeds will be about $8.0 million Repaid $37.5 million credit facility and replaced with property-level debt New management and leasing team at Frisco Square Still negotiating $48.3 million debt restructuring at Frisco Square Frisco Square, Frisco, TX

Fund level cash As of March 31, 2012, unrestricted consolidated cash balance of $10.8 million Primary uses of cash Reinvestment in existing assets to stabilize and add value Operating costs of non-stabilized properties and the REIT Payment of debt obligations Primary source of cash Planned asset sales Northpoint Central, Houston TX

Schedule of Debt Maturities Through Q1 2013 (As of May 16, 2012; dollars in millions) Debt Maturities Property Current Loan Amount Maturity Date Current Status Frisco Square (BHFS I-IV loans) $43.7 1/28/12 Maturity default, negotiating restructure with the lenders Frisco Square (theater) $4.6 7/28/12 Default, negotiating restructure with the lenders Central Europe (IBRC loans) $43.5 (€32.6) 4/30/12 – 12/31/12 Granted forbearance by IBRC through November 2012 on maturity defaults Tanglewood at Voss $38.6 8/20/12 Expect to close on sale by the end of May Becket House $24.9 12/31/12 Marketing for sale in 2012 Total $155.3

Portfolio Update Under contract to sell Expect closing by end of May Tanglewood at Voss—Houston, Texas Las Colinas Commons—Irving, Texas Increased leasing activity New property-level debt Plan to market for sale Bowen Road—Arlington, Texas Completed 10-year, full-building, triple-net lease extension with ATOS New property-level debt Plan to market for sale

Portfolio Update (cont.) Have sold 8 units in 2012 2 units are currently under contract Reduced debt by $3.1 million in Q1 Chase Park Plaza—St. Louis, Missouri Bent Tree Green—Dallas, Texas Paid down debt and extended for 2 years Plan to market for sale Anticipate closing a sale in 2012 Becket House—London, England 75% leased Marketing for sale our 80% interest in leasehold Anticipate closing a sale in 2012

Portfolio Update (cont.) Transfer of full control to OP1 is in final stage Prevailed on real estate tax appeal with Bahamian government Tax savings of approximately $6 million in back taxes Royal Island—The Bahamas

SOLD
12600 Whitewater


SOLD
GrandMarc at the Corner


SOLD
2603 Augusta


SOLD
Crossroads


SOLD
GrandMarc at Westberry Place


SOLD
Regency Center


SOLD
Santa Clara Tech Center


Under
Contract
Tanglewood at Voss


Management
Change
Frisco Square


Lease Extended
Refinanced
5000 South Bowen


Refinanced
Las Colinas Commons


Refinanced
Northpoint Central


Debt
Extension
Bent Tree Green


Marketing
Becket House


Chase Park Plaza Hotel


Central European Portfolio


Royal Island


Alexan Black Mountain


The Lodge & Spa at Cordillera


Rio Salado Business Center


Northborough Tower

The properties depicted are or were part of the investment portfolio of Behringer Harvard Opportunity REIT I, Inc.

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

14

© 2012 Behringer Harvard

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com